                                                                   Exhibit 10.37
                             EMPLOYMENT AGREEMENT
                                    BETWEEN
                       CATELLUS DEVELOPMENT CORPORATION
                                      AND
                              STEPHEN P. WALLACE
                                  DATED AS OF
                                 JULY 24, 1995

                               TABLE OF CONTENTS

                                                                            PAGE

                                   ARTICLE I
                 EMPLOYMENT RELATIONSHIP....................................   2

 1.1  Employment............................................................   2
      ----------
 1.2  Term..................................................................   3
      ----
 1.3  Base Salary...........................................................   3
      -----------
 1.4  Bonuses...............................................................   4
      -------
 1.5  Stock Option..........................................................   5
      ------------
 1.6  Place of Performance and Relocation Costs.............................   6
      -----------------------------------------
 1.7  Termination of Employment.............................................   7
      -------------------------
 1.8  Benefits Upon Termination.............................................  10
      -------------------------
 1.9  Benefits..............................................................  12
      --------
 1.10 Indemnity.............................................................  14
      ---------

ARTICLE II

                 COVENANTS..................................................  15

 2.1  Covenant Against Competition..........................................  15
      ----------------------------
 2.2  Trade Secrets and Other Confidential Information......................  15
      ------------------------------------------------

ARTICLE III

                 CHANGE OF CONTROL..........................................  17

 3.1  Change of Control Payments............................................  17
      --------------------------

ARTICLE IV

                 ADMINISTRATION, ENFORCEMENT AND OTHER MATTERS..............  22

 4.1  Integration...........................................................  22
      -----------
 4.2  Confidential Information..............................................  23
      ------------------------
 4.3  Severability; Governing Law...........................................  23
      ---------------------------
 4.4  Title and Headings....................................................  24
      ------------------
 4.5  Notices...............................................................  24
      -------
 4.6  Nonassignability......................................................  24
      ----------------
 4.7  Attorneys' Fees and Costs for Proceedings.............................  25
      -----------------------------------------
 4.8  Full Settlement.......................................................  25
      ---------------
 4.9  Waiver................................................................  25
      ------
 4.10 Arbitration of All Disputes...........................................  26
      ---------------------------
 4.11 Confirmation of Consulting Relationship...............................  27
       ---------------------------------------

EXHIBIT A               STOCK OPTION AGREEMENT FOR EXECUTIVE

EXHIBIT B               CATELLUS DEVELOPMENT CORPORATION BENEFITS
                        SUMMARY 1995

                             EMPLOYMENT AGREEMENT
                                    BETWEEN
                       CATELLUS DEVELOPMENT CORPORATION
                                      AND
                              STEPHEN P. WALLACE


     This Employment Agreement (the "Agreement") is made and entered into as of the 24th day of July, 1995 by and between Stephen P. Wallace ("Executive") and Catellus Development Corporation, a Delaware corporation, with its principal office located in San Francisco, California (the "Company").

                                   RECITALS

     A. The Company is engaged in the business of developing, managing and marketing real estate.

     B. Executive has substantial experience and expertise in the field of real estate.

     C. The Company desires to secure the services of Executive as Senior Vice President and Chief Financial Officer of the Company and Executive desires to perform such services for the Company on the terms and conditions hereinafter set forth.

                              A G R E E M E N T:

     NOW, THEREFORE, Executive and the Company hereby agree as follows:


                                   ARTICLE I

                            EMPLOYMENT RELATIONSHIP

1.1  Employment.
     ----------

          (a) The Company hereby employs Executive as Senior Vice President and Chief Financial Officer of the Company, with a term of service to commence on July 24, 1995. Executive shall report to the Chief Executive Officer of the Company and shall have such duties as may be prescribed by the Chief Executive Officer, including managerial and administrative duties assigned by the Chief Executive Officer and shall be part of the senior management group of the Company.

          (b) During the term of this Agreement, and subject to the provisions hereof, Executive shall devote his full-time best efforts to his employment. Executive shall not engage in any other activities which would represent a material conflict with his duties to the Company. Executive may make and manage personal business investments of his choice, provided that such activities and services do not substantially interfere or conflict with the performance of duties hereunder or create any conflict of interest with such duties.

          (c) Paid vacations of three weeks every 12 months shall be permitted and such vacation time shall vest immediately; provided, however, that for the period from July 21, 1995 through June 30, 1996, Executive shall be entitled to 5 weeks of paid vacation.

1.2  Term.
     ----

          This Agreement shall commence on July 24, 1995, and shall continue in effect through June 30, 1998, subject to the termination provisions contained in
Section 1.7 hereof; provided, however, that unless the Company gives notice of termination to Executive by June 30, 1997, the term of this Agreement shall be automatically extended for an additional 12 months.

1.3  Base Salary.
     -----------

          Executive shall receive a minimum annual base salary (the "Base Salary") payable in substantially equal installments no less than twice monthly, with the first payment to occur on or about August 1, 1995 for corporate officer services commencing on July 24, 1995. The Base Salary shall be reviewed every 12 months by the Chief Executive Officer of the Company and, as a result of that review, shall be subject to possible increases based upon the attainment of operating goals as mutually determined by Executive and the Chief Executive Officer of the Company. Any increase to Base Salary which results from that review will be effective on each January 1st by the amount which results from that review and such revised base salary shall thereafter represent the minimum annual base salary. Executive's initial annual Base Salary under this Agreement shall be $285,000.

1.4  Bonuses.
     -------

          (a) Executive acknowledges receipt of a bonus in the amount of $62,500, which has been paid to Executive in cash with appropriate withholding amounts deducted therefrom.

          (b) Executive shall participate in the Company's annual bonus program, which program is in the process of being implemented, with an annual target bonus equal to 30% of Base Salary and a maximum bonus of 60% of Base Salary with a potential bonus in a prorated amount for the period ending December 31, 1995. All bonus payments shall be subject to appropriate withholding payments deducted therefrom. The standards of performance for bonus payments for Executive for 1995 will be negotiated with Executive by the Chief Executive Officer of the Company on or before August 31, 1995.

1.5  Stock Option.
     ------------

          On the date hereof, Executive will be granted non-qualified stock options covering an aggregate of 330,000 shares of Common Stock of the Company in accordance with the Company's existing Amended and Restated Executive Stock Option Plan and the Option Agreement shall be in the form of Exhibit A attached hereto, which option shall be effective as of the date hereof. Such stock option shall be granted with the initial per share exercise price set at the average closing market price for such Common Stock for the five trading days prior to the date of this Agreement. Such option will have a mandatory withholding feature whereby the Company will withhold such number of shares at the time of any exercise of the option which will satisfy the estimated amount of federal and state taxes applicable to the exercise.

          Executive acknowledges that he has received and reviewed the form of an engagement letter between the Company and Strategic Compensation Associates and that the form of that letter is acceptable to Executive. Such letter requests a study concerning total compensation for senior executives in corporations which are comparable to the Company as well as a study on base salary compensation, cash bonus compensation, equity incentive compensation, including stock options, and the frequency of stock option grants.

1.6  Place of Performance and Relocation Costs.
     -----------------------------------------

          In connection with his employment hereunder, Executive shall be based at the current headquarters of the Company, except for required business travel for the Company. For up to 120 days or until Executive finds permanent housing in Northern California, whichever is earlier, Executive shall be entitled to the use of an apartment in San Francisco on a tax free basis.

          Executive shall attempt to sell his home in Newport Beach, California for a price equal to or above $670,000 (the "Purchase Price"). If and only if he cannot enter into a contract of sale of the home at or above the Purchase Price by October l, 1995, then the Company shall purchase his home for the Purchase Price. The purchase of Executive's home is designed to enable Executive to promptly complete his relocation from his current home in Newport Beach to San Francisco.

          After acquisition, Executive's home will be owned by the Company and subsequent disposition will be the responsibility of the Company. Executive agrees that he and his family will cooperate in connection with the appraisal and acquisition of his home, including permitting prospective buyers to enter the home with reasonable notice of such visits. Executive may make routine repairs of up to $2,000 in preparation of his home for sale and such repairs will be at the expense of the Company.

          Executive will receive a lump sum payment of $45,000 within 30 days from the date hereof to cover relocation costs, reimbursement for commuting costs from Southern California to San Francisco and return trips for a 90-day period from the date hereof and no more.

1.7  Termination of Employment.
     -------------------------

          (a) If at any time during the term of this Agreement, (i) Executive involuntarily ceases to be an employee of the Company for any reason other than Termination for Cause, disability (as defined below), death, or normal retirement under the Company's pension plan or a qualified retirement plan of the Company or (ii) Executive terminates employment with the Company for Good Reason (as defined below), then Executive shall be entitled to the benefits provided in Section 1.8 below.

          (b) For purposes of this Agreement, the following definitions are set forth below:

     (i) Executive shall be "disabled" if Executive is receiving disability benefits under a long-term disability plan or disability insurance provided by the Company on the date his employment terminates; and

    (ii) Termination by the Company for "Cause" shall mean termination upon the willful and continued misconduct by Executive to substantially perform his duties with the Company (other than any such failure resulting from his incapacity due to physical or mental illness) after the issuance of a Notice of Termination as set forth in this Section 1.7(b)(ii) is delivered to Executive by the Chief Executive Officer of the Company, which Notice specifically identifies the manner in which the Board believes that Executive has not substantially performed his duties. For purposes of this Section, no act, or failure to act, on Executive's part shall be deemed "willful" unless done, or omitted to be done, by Executive not in good faith and without reasonable belief that Executive's action or omission was in the best interest of the Company.

               Notwithstanding the foregoing, Executive shall not be terminated for Cause pursuant to clause (ii) of Section 1.7(b) unless and until Executive (a) has received notice of a proposed termination for cause with a written explanation of the grounds for such proposed termination, (b) Executive has had an opportunity to confer with the Chief Executive Officer of the Company, and (c) Executive has had sixty days after receipt of such notice to cure any alleged non-performance of his duties. If at the end of such sixty-day period the non-performance has not been cured to the satisfaction of the Chief Executive Officer, then the Company, upon the determination of the Compensation Committee of the Board of Directors of the Company, may terminate this Agreement for Cause.

   (iii) "Good Reason" shall exist if, without Executive's express written consent, any of the following occurs:

          (a) a reduction by the Company in Executive's annual base salary as in effect on the date hereof or as the same may be increased from time to time; or

          (b) a demotion from the position or title of Chief Financial Officer or an assigning of duties to Executive that are inconsistent in any substantial respect with or are a reduction in any substantial respect from the position, authority, or responsibilities associated with the position of Chief Financial Officer of the Company; or

          (c) a relocation of the Company headquarters or requirement for Executive to be based anywhere other than within 50 miles from the site of the current headquarters of the Company; or

          (d) the failure of the Company to fulfill its obligations under this Agreement.

     (iv) For purposes of this Agreement, "Date of Termination" shall mean the effective date specified in the Notice of Termination as of which Executive's employment terminates (which shall not be less than 60 days after the date such Notice of Termination is given).


1.8  Benefits Upon Termination.
     -------------------------

          (a) If Executive's employment is terminated for reasons other than for Cause as described under Section 1.7(b)(ii) (i.e., disability, death or normal retirement), then the amount of such benefits shall be equal to the sum of:

     (i) the number of full months remaining in this Agreement multiplied by Executive's monthly base salary (determined without regard to amounts payable under any bonus program, or other forms of extraordinary compensation) as of the Date of Termination;

     (ii) the number of full months remaining in this Agreement multiplied by Executive's target annual bonus for the year in which the termination occurred divided by 12; and

    (iii) unpaid salary with respect to any vacation days accrued but not taken as of the Date of Termination.

provided, however, that the amount of such benefits shall be reduced by any
- --------  -------
other benefits provided upon termination of employment to which Executive may be entitled under any severance agreement with the Company.

          Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise. The Company shall not be entitled to set off against the amounts payable to Executive under this Agreement any amounts owed to the Company by Executive, any amounts earned by Executive in other employment after termination of his employment with the Company, or any amounts which might have been earned by Executive in other employment had he sought such other employment.

          The Company shall pay Executive, no later than the fifth day following the Date of Termination, a lump sum payment, in cash, equal to the amount due under Section 1.8(a) of this Agreement; provided, however, Executive may elect any time prior to the Date of Termination to receive the amounts due under
Section 1.8(a) on an installment basis as may be mutually agreed by the Company and Executive.

          (b) During the remainder of the term of this Agreement, Executive shall continue to be treated as an employee for purposes of the Company's group health and dental programs, but not for purposes of life, dependent care reimbursement, health care reimbursement, business travel accident insurance, or long-or short-term disability programs, tax-qualified retirement plans, or any other employee benefit plan or program of the Company, and shall receive benefits substantially comparable to those in effect on the day before Executive's Date of Termination.

1.9  Benefits.
     --------

          Executive shall be entitled to receive employee benefits (including, but not limited to, pension, medical, insurance and disability benefits) and perquisites appropriate for executives with comparable duties, including the use of an automobile. Executive shall be entitled to reimbursement for all other reasonable business expenses, including an automobile allowance of $749.92 per month and $.1504 per mile.

          With respect to medical coverage, Executive shall be entitled to coverage for his family, for the term of this Agreement unless Executive is terminated for Cause in which case coverage shall terminate on the Date of Termination except for any applicable COBRA coverage. If, at any time during the term of this Agreement, Executive involuntarily ceases to be employed by the Company for any reason other than Termination for Cause or Executive terminates employment with the Company for Good Reason, then Executive shall be entitled to medical insurance for the full term of this Agreement as provided in
Section 1.8(b).

          Executive shall receive from the Company disability income replacement coverage which will provide for replacement of 80% of base salary, to the extent available at a commercially reasonable rate of premium, during any period in which Executive is disabled if the disability arose during the term of this Agreement and prior to Executive's Date of Termination. During any period while Executive is disabled, and is otherwise entitled to receive salary under this Agreement, any salary payments to Executive shall be reduced by the amount of any benefits paid for the same period of time pursuant to such disability income replacement coverage.

          Executive also will be entitled to ample office space and all other customary supplies and equipment to fulfill the requirements of his corporate position as well as a full-time secretary.

          In addition to the benefits named above, Executive shall be entitled to a retirement program under the Company's 401-K Plan.

          The Company's current benefit programs are described on Exhibit B and such benefits and the benefits described in this Section 1.9 shall not be materially altered except for across the board modifications applicable to all Company executives.

          Executive shall be entitled to reimbursement for legal fees of up to $10,000 for services of legal counsel in reviewing and negotiating this Agreement.

1.10 Indemnity.
     ---------

          To the fullest extent permitted by applicable law and the Bylaws of the Company, as the same now exist or may hereafter be amended (but, in the case of any amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law or Bylaws permitted the Company to provide prior to such amendment), the Company shall indemnify Executive and hold Executive harmless for any acts or decisions made in good faith while performing services for the Company, and the Company shall use its best efforts to obtain coverage for Executive under any liability insurance policy or policies now in force or hereafter obtained during the term of this Agreement that cover other officers of the Company having comparable or lesser status and responsibility. To the same extent, the Company will pay and advance all expenses, including reasonable attorneys' fees and costs of court approved settlements, actually and necessarily incurred by Executive in connection with the defense of or settlement of any action, suit or proceeding and in connection with any appeal thereon, which has been brought against Executive by reason of Executive's service as an officer or agent of the Company or of a subsidiary of the Company.

                                  ARTICLE II

                                   COVENANTS

          2.1  Covenant Against Competition.  Executive agrees that for the
               ----------------------------
period ending on the earlier of the expiration of the term of this Agreement or when employment is terminated hereunder, Executive will not, without the prior written approval of the Chair of the Board of the Company, directly or indirectly, as owner, partner, officer or employee, engage in any business which is substantially competitive with any business then actively conducted by the Company or by any of its subsidiaries or undertake to consult with or advise any such competitive business, or otherwise, directly or indirectly, engage in any activity which is substantially competitive with or in any way adversely and substantially affecting any activity of the Company or any of its subsidiaries; provided, however, that ownership by Executive of not more than 5 percent of the outstanding shares of stock of any such business listed on any national stock exchange or quoted on an automated quotation system, or of not more than 15 percent of the stock of any such business not so listed or quoted, shall not be deemed a violation of this covenant.

          2.2  Trade Secrets and Other Confidential Information.  In further
               ------------------------------------------------
consideration of the payments to be made to Executive hereunder, Executive agrees that:

          (a) During the term of his employment under this Agreement and for a period of 5 years thereafter, he will not divulge to anyone, other than to persons designated by the Company in writing or as may be required by law, any trade secrets or other confidential information (including, without limitation any inventions, formulae, methods or products whether or not patented or patentable) directly or indirectly useful in any aspect of the Company's business, as conducted from time to time, as to which Executive at any time during his consultancy period as described in Section 4.11 or his employment shall become, informed and which is not then generally known to the public or recognized as standard practice; and

          (b) During the employment period, upon termination of employment under this Agreement or at any subsequent time upon request, Executive will return promptly to the Company as its property, all corporate documents and records in whatever form they may exist, which are then in his custody, possession or control, including those related to trade secrets or other confidential information.

                                  ARTICLE III

                               CHANGE OF CONTROL

3.1  Change of Control Payments.
     --------------------------

          In the event that a Change of Control (as defined in paragraph 3.1(c) hereof) occurs during the term of this Agreement while the Executive is employed by the Company, Executive shall be entitled to certain payments as follows:

          (a) If, following the execution of an agreement providing for a Change of Control or within twelve months after the occurrence of the Change of Control, the Executive's employment by the Company or its successor is terminated by the Company without Cause (as defined in Section 1.7(b)(ii) or by Executive pursuant to Section 1.7(b)(iii) (relating to Termination for Good Reason), then the Executive shall be entitled to receive from the Company or such successor, in lieu of, and not in addition to, the amounts otherwise payable to the Executive pursuant to Section 1.8 hereof, a lump sum payment in an amount which is equal to three times the "base amount" in respect of Executive as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor to that provision. In addition, the stock option described in Section 1.5 hereto shall become fully vested in such event.

          (b) If any payments under this Agreement, after taking into account all other payments to which Executive is entitled from the Company, or any affiliate thereof, are more likely than not to result in a loss of a deduction to the Company by reason of Section 280G of the Code or any successor provision to that section, such payments shall be reduced to the extent required to avoid such loss of deduction. Executive shall be entitled to select the order in which payments are to be reduced in accordance with the preceding sentence.

          If requested by the Company, Executive shall provide complete compensation and tax data on a timely basis to the Company and to an accounting or law firm designated by the Company in order to enable the Company to determine the extent to which payments from the Company and its affiliates may result in a loss of a deduction. If Executive incurs fees or expenses in accumulating such information, the Company shall reimburse the Executive for any reasonable fees and expenses so incurred.

          If Executive and the Company disagree as to whether a payment under this Agreement is more likely than not to result in the loss of a deduction, the matter shall be resolved by an opinion of tax counsel chosen by the Company's independent auditors. The Company shall pay the fees and expenses of such counsel, and shall make available such information as may be reasonably requested by such counsel to prepare the opinion.

          If, by reason of the limitations of this Section 3.1(b), the maximum amount payable to the Executive cannot be determined prior to the due date for such payment, the Company shall pay on the due date the minimum amount which it in good faith determines to be payable and shall pay the remaining amount, with interest at a rate, compounded semi-annually, equal to 120% of the applicable Federal rate determined under Section 1274(d) of the Code, as soon as such remaining amount is determined in accordance with this Section 3.1(b).

          (c) A "Change of Control" of the Company shall be deemed to have occurred upon the happening of any of the following events:

          (1) the acquisition or holding, other than in or as a result of a transaction approved by the Continuing Directors (as defined in paragraph
     (b) below) of the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (an "Acquiror") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the combined voting power of the then outstanding shares of common stock and other stock of the Company entitled to vote generally in the election of directors, but excluding for this purpose:

                 (i) any such acquisition (or holding) by Bay Area Real Estate Investment Associates L.P., a limited partnership that as of the Effective Date holds approximately 40% of the issued and outstanding common stock of the Company (together with the limited partner thereof, "BAREIA"), or while BAREIA is the beneficial owner of shares having a greater percentage of such combined voting power than the shares held by he Acquiror;

                (ii) any such acquisition (or holding) by the Company or any of its Subsidiaries, or any employee benefit plan (or related trust) of the Company or such Subsidiaries; or

               (iii) any such acquisition (or holding) by any corporation with respect to which, following such acquisition, more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the common stock and other voting securities of the Company immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding shares of common stock of the Company and of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors;


          (2) individuals who, as of the date hereof, constitute the Board (the "Continuing Directors") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the persons then comprising the Continuing Directors or who was nominated for such election by BAREIA, shall be considered a Continuing Director, but excluding, for this purpose, any such individual whose initial election as a member of the Board is in connection with an actual or threatened "election contest" relating to the election of the directors of the Company (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

          (3) approval by the Company's stockholders of (i) a reorganization, merger or consolidation of the Company, with respect to which in each case all or substantially all of the individuals and entities who were the respective beneficial owners of the common stock and voting securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly and indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the corporation or other entity resulting from such reorganization, merger of consolidation, or (ii) of a complete liquidation or dissolution of the Company, or (iii) the sale or other disposition of all or substantially all of the assets of the Company.

                                   ARTICLE IV

                 ADMINISTRATION, ENFORCEMENT AND OTHER MATTERS

4.1  Integration.
     -----------

          With respect to the matters covered herein, this Agreement contains the entire agreement and understanding between Executive and the Company and supersedes all prior oral and written agreements, understandings, commitments and practices between the parties, whether or not fully performed by Executive before the effective date of this Agreement, between Executive and the Company. No amendments to this Agreement may be made except by a writing signed by both parties.

4.2  Confidential Information.
     ------------------------

          Executive acknowledges and stipulates that, in the performance of his duties hereunder, the Company may disclose to and entrust Executive with confidential, proprietary information. Executive agrees that all such confidential, proprietary information may be used by Executive only in the performance of his duties hereunder. Executive agrees that he will disclose such information only in the furtherance of his duties under this Agreement, and that he will use reasonable precautions to ensure that any such information remains confidential.

4.3  Severability; Governing Law.
     ---------------------------

          The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. This Agreement shall be interpreted under, and governed by, the laws of the State of California.

4.4  Title and Headings.
     ------------------

          Title and headings are for ease of reference and convenience only and shall not be construed to affect the meaning of any provision of this Agreement.

4.5  Notices.
     -------

          Any notices to the Company required or permitted hereunder shall be given in writing to the Company, either by personal service or by registered or certified mail, postage prepaid, duly addressed to the secretary of the Company at its then principal place of business. Any such notice to Executive shall be given in like manner, and if mailed shall be addressed to Executive at his home address as recorded in the employment records of the Company. For the purpose of determining compliance with any time limit herein, a notice shall be deemed given at the time of postmark date.

4.6  Nonassignability.
     ----------------

          This Agreement shall not be transferable or assignable by either Executive or the Company, except to the successor of the Company in the event of its reorganization, merger or consolidation, approved in writing by Executive. The terms, covenants and conditions of this Agreement shall be binding upon the Company and its successors in the event of dissolution, reorganization, consolidation or merger of the Company, approved in writing by Executive.

4.7  Attorneys' Fees and Costs for Proceedings.
     -----------------------------------------

          If any action at law or in equity, or any proceeding pursuant to
Section 3.10, is commenced to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which he may be entitled.

4.8  Full Settlement.
     ---------------

          The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against Executive or others.

4.9  Waiver.
     ------

          Either party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision, or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party's right to assert all other legal remedies available to it under the circumstances.

4.10  Arbitration of All Disputes.
      ---------------------------

          Any controversy or claim arising out of or relating to this Agreement (or the breach thereof) shall be settled by binding and non-appealable arbitration in San Francisco, California by an arbitrator. Executive and the Company shall initially confer and attempt to reach agreement on the individual to be appointed as such arbitrator. If no agreement is reached, the parties shall request from the San Francisco office of the Judicial Arbitration and Mediation Services ("JAMS") a list of five retired judges affiliated with JAMS. Executive and the Company shall each alternately strike names from such list until only one name remains and such person shall thereby be selected as the arbitrator. Except as otherwise provided for herein, such arbitration shall be conducted in conformity with the procedures specified in the California Arbitration Act (Cal. C.C.P. (S)(S) 1280 et seq.). The arbitrator shall not be
                                         -- ---
authorized to award punitive damages with respect to any claim, dispute or controversy. The parties intend that this Section 4.10 shall be valid, binding, enforceable and irrevocable and shall survive the termination of this Agreement and that any arbitration proceeding hereunder shall be concluded within 60 days after the initiation thereof. The Company and Executive shall jointly so instruct the

Arbitrator chosen to arbitrate any dispute arising hereunder and agree that the criteria used by them to select such Arbitrator shall include his or her availability to act expeditiously within not more than the 60-day period referred to herein. The parties hereto agree that the final decisions of the Arbitrator so chosen may be enforced by a court of competent jurisdiction.

4.11 Confirmation of Consulting Relationship.
     ---------------------------------------

          The Company and Executive hereby agree and confirm that Executive has performed valuable services for the Company as a Consultant from July 1, 1995 through July 23, 1995. In payment therefor, concurrently with the execution of this Agreement, Executive is receiving a payment of $17,960 for such services for which Executive hereby acknowledges receipt.

          IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by an authorized officer and Executive has executed this Agreement as of the date first above written.

                                         CATELLUS DEVELOPMENT CORPORATION



                                         By /s/ Nelson C. Rising
                                            -------------------------------
                                            Nelson C. Rising
                                            Chief Executive Officer



                                         "EXECUTIVE"

                                          /s/ Stephen P. Wallace
                                          ---------------------------------
                                            Stephen P. Wallace

                                   EXHIBIT A

                        CATELLUS DEVELOPMENT CORPORATION
                AMENDED AND RESTATED EXECUTIVE STOCK OPTION PLAN
                   NON-QUALIFIED STOCK OPTION AWARD AGREEMENT
                                  (Executive)


         This Award Agreement ("Agreement") is entered into as of July 24, 1995 (the "Date of Grant") between Catellus Development Corporation, a Delaware corporation ("Catellus"), and

                               Stephen P. Wallace

an employee of Catellus (the "Executive").

         The Board of Directors (the "Board") of Catellus wishes to encourage superior performance by the Executive and to further the identity of interests of the Executive with the stockholders of Catellus by granting the Executive a non-qualified stock option to acquire common stock of Catellus, par value $.01 per share ("Common Stock"), pursuant to the Amended and Restated Executive Stock Option Plan (the "Plan").

         Catellus and the Executive hereby agree as follows:

         1. Number of Option Shares. This Agreement evidences the grant by Catellus to the Executive, on the terms, conditions and restrictions set forth herein and in the Plan, of a non-qualified stock option (the "Option") to purchase, from time to time, a total of

                                    330,000

shares of Common Stock (the "Option Shares").

         2. Option Purchase Price. Upon exercise, the Executive shall pay to Catellus $6.325 per Option Share, which price shall increase by 5%, compounded annually, on each anniversary of the Date of Grant, commencing July 24, 1996 (the "Option Purchase Price").

         3. Option Expiration Date. Unless terminated sooner in accordance with the provisions of the Plan or this Agreement, the right to exercise the Option shall expire on July 24, 2005 (the "Expiration Date").

         4. Vesting Restrictions. The Option shall be exercisable in accordance with the following provisions:

            a. No portion of the Option may be exercised for any reason until at least six months have elapsed following the Date of Grant.

            b. Subject to the provisions of Section 5 of this Agreement, the Option shall become exercisable on or after the dates set forth below (each, a "Vesting Date") in the following installments:

               (i) The Option may be exercised as to 110,000 of the Option Shares on and after the first anniversary of the Date of Grant.

               (ii) The Option may be exercised as to 220,000 of the Option Shares on and after the second anniversary of the Date of Grant.

               (iii) The Option may be exercised as to all of the Option
            Shares on and after the third anniversary of the Date of Grant.

         5. Effect of Certain Events on Vesting and Exercise.

            a. Termination of Employment.

               (i)   General. In the event of the Executive's termination of
                     -------
            employment for any reason, any portion of the Option which has not vested, or that is vested and is not exercised as provided in this
            Section 5, shall be forfeited.

               (ii)  Termination as a Result of Retirement, Disability or Death.
                     ----------------------------------------------------------
            In the event of the Executive's termination of employment by reason of retirement at or after age 65, disability (as defined in the Plan) or death prior to the initial Vesting Date, a portion of the Option will vest equal to the number of Option Shares subject to the Option multiplied by a fraction, the numerator of which is the number of months elapsed from the Date of Grant and the denominator of which is the number of months from the Date of Grant to the final Vesting Date.

               (iii) Termination Without Cause or for Good Reason.  In the
                     --------------------------------------------
            event the Executive terminates his employment with Catellus for Good Reason after February 1, 1996, or in the event the Executive involuntarily ceases to be an employee of Catellus after February 1, 1996 for any reason other than as a result of retirement, disability, death or Termination for Cause, the Option will vest as to the entire number of Option Shares. "Good

            Reason" and "Termination for Cause" shall have the meaning set forth in the Employment Agreement, dated as of July 24, l995, between Executive and Catellus (the "Employment Agreement").

               (iv) Termination for Cause.  Notwithstanding any other
                    ---------------------
             provision herein, in the event of the Executive's termination of employment "for cause" (as defined in the Employment Agreement) or if the Executive (A) is employed by a competitor of, or engaged in any activity in competition with, Catellus without Catellus' consent, or (B) divulges without Catellus' consent any secret or confidential information belonging to Catellus, any unexercised portion of the Option, whether vested or unvested, shall be immediately forfeited.

             b. Change of Control. If the Executive is terminated at any time following the execution of an agreement providing for a Change of Control or within twelve months following a Change of Control, the Option shall vest immediately as to the entire number of Option Shares. For purposes of this Agreement, a "Change of Control" of Catellus shall be deemed to have occurred upon the happening of any of the following events:

                (i) the acquisition or holding, other than in or as a result of a transaction approved by the Continuing Directors (as defined in paragraph (ii) below) of Catellus, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934) (an "Acquiror") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of 25% or more of the combined voting power of the then outstanding shares of Common Stock and other stock of Catellus entitled to vote generally in the election of directors, but excluding for this purpose:

                    (A) any such acquisition (or holding) by Bay Area Real
             Estate Investment Associates L.P., a limited partnership that as of the date hereof holds approximately 42% of the issued and outstanding Common Stock of Catellus (together with the limited partner thereof, "BAREIA"), or while BAREIA is the beneficial owner of shares having a greater percentage of such combined voting power than the shares held by the Acquiror;

                    (B) any such acquisition (or holding) by Catellus or any of its subsidiaries, or any employee benefit plan (or related trust) of Catellus or such subsidiaries; or

                    (C) any such acquisition (or holding) by any corporation
             with respect to which, following such acquisition, more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Common Stock and other voting securities of Catellus immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding shares of Common Stock of Catellus and of the combined voting power of the then outstanding voting securities of Catellus entitled to vote generally in the election of directors;

                  (ii) individuals who, as of the date hereof, constitute the
             Board (the "Continuing Directors") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the stockholders of Catellus, was approved by a vote of at least a majority of the persons then comprising the Continuing Directors or who was nominated for such election by BAREIA shall be considered a Continuing Director, but excluding, for this purpose, any such individual whose initial election as a member of the Board is in connection with an actual or threatened "election contest" relating to the election of the directors of Catellus (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934); or

                  (iii) approval by the stockholders of Catellus of (A) a
             reorganization, merger or consolidation of Catellus, with respect to which in each case all or substantially all of the individuals and entities who were the respective beneficial owners of the common stock or voting securities of Catellus immediately prior to such reorganization, merger or consolidation will not, immediately following such reorganization, merger or consolidation, beneficially own, directly and indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation or other entity resulting from such reorganization, merger or consolidation, or (B) a complete liquidation or dissolution of Catellus, or (C) the sale or other disposition of all or substantially all of the assets of Catellus.

            c. Exercise Period Following Termination.

               (i) In the event of the Executive's termination of employment by reason of death, any unexercised portion of the Option that is or becomes vested upon his death in accordance with Section 5a(ii) of this Agreement may be exercised by the Executive's personal representative or by the person or persons to whom the Option shall have been transferred by will or the laws of descent and distribution at any time within one year following his death, but in no event after the Expiration Date.

               (ii) In the event of the Executive's termination of employment for any reason other than death or "for cause" (as defined in the Plan), any unexercised portion of the Option that is or becomes vested upon such termination in accordance with Section 5a(ii), 5a(iii) or 5b of this Agreement (unless such unexercised portion is forfeited in accordance with Section 5a(iv) of this Agreement) may be exercised by the Executive at any time within three months following such termination of employment, but in no event after the Expiration Date.

        6.  Exercise of Option.

            a. All or a portion of the Option may be exercised in accordance with procedures (including requisite holding periods) established from time to time by the Committee. If Common Shares are tendered as payment, such Common Shares shall be valued at their Fair Market Value on the date of exercise of the Option.

            b. No fractional shares, or cash in lieu thereof, shall be issued under the Option.

            c. As a condition to the grant of the Option, the Executive agrees that Catellus or its subsidiaries may withhold from the Common Shares to be issued upon exercise of the Option that number of Common Shares that is equivalent (valuing such Common Shares at their Fair Market Value on the date of exercise of the Option) to the amount of any federal, state or local withholding or other taxes due upon the exercise of the Option. The Committee has approved without further condition the offset of Common Shares for such purposes (subject to any applicable legal limitations) and the Executive irrevocably elects this means of payment of such taxes. If any such taxes should become due after the date of exercise, the Executive must pay, or arrange (to the satisfaction of Catellus) to pay, the amount due.

            d. No Common Shares shall be issued or transferred upon exercise of the Option unless and until all legal requirements applicable to the issuance or transfer of such Common Shares have been complied with to the satisfaction of the Committee.

          7. Change in Capitalization. In the event of a change in the capitalization of Catellus due to a stock split, stock dividend, recapitalization, merger, consolidation, combination or similar event, an appropriate adjustment shall be made in the number of Common Shares subject to the Plan and the terms of the Option may be adjusted by the Committee to reflect such change. Any adjustments pursuant to this Section shall be determined by the Committee in its sole discretion.

          8. No Assignability. The Option is not assignable or transferable by the Executive, other than by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act of 1974, or the rules thereunder), and may be exercised during the lifetime of the Executive only by the Executive or, if the Executive becomes disabled, by his legal representative.

          9. Other Provisions.

             a. Nothing in this Agreement or in the Plan shall confer any right to continue employment with Catellus nor restrict Catellus from termination of the employment relationship of the Executive at any time in accordance with the Employment Agreement.

             b. Nothing in this Agreement or in the Plan shall confer any rights as a stockholder upon the Executive or any other person entitled to exercise the Option with respect to any Option Shares covered by the Option until such time as the Executive or such other person shall have become the holder of record of such Option Shares.

             c. The Executive acknowledges receipt of a copy of the Plan, which is made a part hereof by this reference, and agrees to be bound by the terms thereof. In the event of a conflict between the terms of this Agreement and the Plan, the Plan shall be the controlling document; provided, however, that
                                                  --------  -------
Catellus and the Executive acknowledge that, pursuant to its authority under the Plan, the Committee has established the vesting schedule contained in Section 4b of this Agreement and approved the addition of Sections 5a(iii) and 5b of this Agreement. Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Plan.

             d. The Executive acknowledges that Catellus has the right to terminate, modify or amend the Plan at any time, and that the grant of the Option or of any other option in one year or at one time does not in any way obligate Catellus to make a grant of an option at any future time or in any given amount.

             e. In the event that any provision of this Agreement is held to be invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of this Agreement.

          f. The rights and obligations under this Agreement shall inure to the benefit of, and shall be binding upon, Catellus, the Executive and the Executive's representatives and beneficiaries.

          g. Any notice to be given under the terms of this Agreement shall be in writing and addressed to Catellus at 201 Mission Street, San Francisco, California 94105, Attention: Secretary and to the Executive at the address given beneath the Executive's signature, or at such other address as either party may hereafter designate in writing to the other.

          h. The interpretation, performance and enforcement of the Option and this Agreement shall be governed by the laws of the State of California.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                           "CATELLUS"
                                           CATELLUS DEVELOPMENT
                                           CORPORATION



                                           By:
                                               ---------------------------------
                                               Nelson C. Rising
                                               President and Chief Executive
                                               Officer

                                           "EXECUTIVE"


                                           -------------------------------------
                                           Stephen P. Wallace
                                           c/o Catellus Development Corporation
                                           201 Mission Street
                                           San Francisco, California 94105

                                   CATELLUS



                       CATELLUS DEVELOPMENT CORPORATION
                               BENEFITS SUMMARY
                                     1995


                                   Exhibit B

                        CATELLUS DEVELOPMENT CORPORATION

                        INSTRUCTIONS FOR OPEN ENROLLMENT

                             NOVEMBER 9 - 18, 1994



[_]  If you are not making any changes to your plans, you need only to complete
                ---
     the Flexible Benefits Plan Enrollment Form.

[_] If you are changing plans or adding/dependents, please obtain appropriate forms from the Administrative Support person at your location.

[_] Medical-Prudential will continue to provide our medical coverage with an HMO and PruCare Plus option. Kaiser will remain in place only for those employees currently covered under the plan.

[_] Dental - Our dental plan will continue to be offered through Phoenix Home Life.

[_] Supplemental Life/AD&D - This benefit will continue to be provided by Phoenix Home Life at your cost. All employees presently covered will have their coverage automatically carried over.

[_] All other benefits are paid for by Catellus and enrollment is automatic. These benefits include:

     .    Vision Coverage
     .    Short Term/LongTerm Disability
     .    Basic Life/AD&D

                        CATELLUS DEVELOPMENT CORPORATION

                                BENEFIT CHANGES


[_] January 1, 1995 will see two minor changes to Catellus Development Corporation's benefit program.

[_]  Flexible Benefit Plan Benefit Increased

     .  Unreimbursed medical expenses increased to $1,500 per year.

[_]  Vision Plan Modified

     .  New eyeglass frames can be purchased once every 24 months.



                1995 MONTHLY COST OF HEAL BENEFITS: SAME AS 1994

SALARY RANGE         EMPLOYEE/DEPENDENT   HMO COST  PRUCARE PLUS*  DENTAL COST
- -----------------    ------------------   --------  -------------  -----------
Up to $25,000        Employee             $ 5       $15            $4
                     Dependent            $10       $30            $6

$25,00 - $35,000     Employee             $16.51    $26.51         $8
                     Dependent            $23.63    $53.63         $12

$35,001 - $50,000    Employee             $21.51    $36.51         $10
                     Dependent            $33.63    $73.63         $14

$50,001 - $70,000    Employee             $26.51    $41.51         $13
                     Dependent            $43.63    $103.63        $18

$70,001 and up       Employee             $31.51    $51.51         $15
                     Dependent            $73.63    $133.63        $23


            *All Health Options Include Vision Coverage through VSP

                        CATELLUS DEVELOPMENT CORPORATION

                                OPEN ENROLLMENT
                                MEDICAL CHOICES


                                                   HMO
             BENEFITS                            PRUCARE
- ---------------------------------    ---------------------------------
                                      Services from or through your
                                     Prudential Primary Care Physical
- ---------------------------------    ---------------------------------
Annual Deductible                    None
(amount you pay before plan pays)

Doctor Visits                        100% after $10 copay

Hospital Stay                        100%

Emergency Room Visit                 100% after $25 copay*

Preventive Care                      100% after $10 copay
(well baby care, physicals)

Prescription Drugs                   100% after $5 copay**

Out-of-Pocket Maximum                $2,000 per individual



     *    In Dallas, the copay is $50
     **   In Dallas, the copay is $5 for generic and $10 for brand name drugs

                        CATELLUS DEVELOPMENT CORPORATION

                                OPEN ENROLLMENT
                                MEDICAL CHOICES


             BENEFITS                               POINT-OF-SERVICE (POS)
                                                         PRUCARE PLUS
- ---------------------------------    --------------------------------------------------------
                                        Services from or                   Non-Network
                                          through your                      Providers
                                           Prudential
                                     Primary Care Physician
- ---------------------------------    ----------------------           -----------------------
Annual Deductible                    None                             $200 individual
(amount you pay before plan pays)                                     $500 family

Doctor Visits                        100% after $10 copay             70% after deductible

Hospital Stay                        90%                              70% after deductible

Emergency Room Visit                 100% after $25 copay             70% after deductible

Prevent Care                         100% after $10 copay             70% after deductible
(well baby care, physicals)                                           Well Child Care: Maximum
                                                                      eligible charges: $15/visit,
                                                                      $10/immunizations, $100/year

Prescription Drugs                                           100% after $5 copay

Out-of-Pocket Maximum                                        $2,000 per individual

                        CATELLUS DEVELOPMENT CORPORATION


                                   DENTAL
                              PHOENIX HOME LIFE

                                      In-Network                   Out-of-Network
                               --------------------------------------------------------
Deductible                                     $25 individual/$75 family
- ----------                     --------------------------------------------------------

Preventive                     100% deductible waived            100% deductible waived

Basic                          90%                               80%

Major                          60%                               50%

Orthodontia                    50%                               50%

Calendar Year Maximum                                    $1,000 per individual

Orthodontia Lifetime Maximum                             $1,000 per individual


                             LONG TERM DISABILITY
                                     CIGNA

Elimination Period:             90 days

Monthly Benefit:                66.67% of basic monthly earnings to a maximum monthly benefit of
                                $10,000.

Definition of Disability        You cannot perform each of the material duties of your regular occupation; and after benefits have been paid for 24 months you cannot perform each of the material duties of any gainful occupation for which you are reasonably fitted by training, education or experience.


                             SHORT TERM DISABILITY
                                     CIGNA


Elimination Period:             7 days accident
                                7 days illness

Monthly Benefit:                66.67% of basic monthly earnings to a maximum of $2,037

Benefit Period:                 13 weeks maximum (90 days).

                       CATELLUS DEVELOPMENT CORPORATION


                                CORE LIFE/AD&D
                               PHOENIX HOME LIFE
- --------------------------------------------------------------------------------
Employee:     1.5 times basic annual earnings to a maximum benefit of $300,000



                            SUPPLEMENTAL LIFE/AD&D
                               PHOENIX HOME LIFE
- --------------------------------------------------------------------------------
Option 1:       1.5 times basic annual earnings to a maximum benefit of $300,000

Option 2:       2.5 times basic annual earnings to a maximum benefit of $300,000

Rates:          100% employee paid
- --------------------------------------------------------------------------------

                      Rate per $1,000                           Rate per $1,000
       Age Bands         per month            Age Bands            per month

         16-29                .11               50-54                  .587
         30-34               .135               55-59                  .953
         35-39               .154               60-64                 1.411
         40-44               .250               65-69                 2.300
         45-49               .364               70-74                 3.433


                 SUPPLEMENTAL LIFE/AD&D - FAMILY LIFE BENEFITS
                               PHOENIX HOME LIFE
- --------------------------------------------------------------------------------
Spouse:                  In $10,000 units to a maximum benefit of $100,000
- --------------------------------------------------------------------------------
Rates for Spousal Benefit - Spouses rates based on Employee's spouse's age
- --------------------------------------------------------------------------------
                       Rate per $1,000                         Rate per $1,000
    Age Bands             per month            Age Bands          per month

      > 20                    .11                45-49               .364
      20-24                   .11                50-54               .587
      25-29                   .11                55-59               .953
      30-34                  .135                60-64              1.411
      35-39                  .154                65-69               2.30
      40-44                  .250                Age 70          Terminates

Child(ren):              In $2,500 units to a maximum benefit of $10,000

Rates for Child(ren):    $.60 per $2,500 per month

                        CATELLUS DEVELOPMENT CORPORATION

                           FLEXIBLE SPENDING ACCOUNTS

Catellus Development Corporation will continue to offer the tax advantage of Flexible Spending Arrangements in 1995. These benefits include:

[_]   Pre-tax treatment of all employee contributions for health coverages.

[_]   Pre-tax treatment of up to $1,500 in unreimbursed medical expenses.

[_]   Pre-tax treatment of up to $5,000 in dependent care costs.

In 1995 Catellus Development Corporation will continue to use Lipman Administrators of Fremont, California to administer its flexible spending program.

[_]   Reimbursement checks will continue to be paid twice monthly.

[_]   Claims may be filed on a timely basis by fax machine.

Carefully determine your flexible spending account contributions for 1995. Remember the use it or lose it provision governing these benefits.

[_] Complete the election form, sign it and return it with your other enrollment forms.



              This summary of benefits is a brief outline of your
               insurance coverages.  Please see the booklets for
                        the complete plan descriptions.